SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 11, 2003

Viropro, Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-06718

13-3124057

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

3163 Kennedy Boulevard, Jersey City, NJ  07306

(Address of principal executive offices)

Registrant's telephone number, including area code (201) 217-4137

N/A

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

Previous Independent Accountant

(1)

(i)

The accounting firm of Baum & Company, P.A. Certified Public Accountant (Baum) has resigned as auditors of the company's financial statements effective February 11, 2003.

During the fiscal years ended June 30, 2000 and 2001 and the subsequent interim period through the date of the dismissal,

(ii)

there were no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement. The accountant's report of Baum as of and for the year ended June 30, 2001 did not contain any adverse opinion or disclaimer of opinion, but was qualified as to the uncertainty of the Company's ability to continue as a going concern. Baum has not advised the Company of any reportable events as defined in paragraph (A) through (E) of Regulation S-K Item 304 (a) (1) (iv).

(iii)

The Board of Directors has accepted the resignation of Baum.

(iv)

Baum has not advised the Company of any reportable events as defined in paragraph (A) through (E) of Regulation S-K Item 304 (a) (1) (iv).

(2)

New Independent Accountants

Viropro has retained the services of Mark Cohen C.P.A. of Hollywood, Florida to provide the requisite audit services for the Company.  This firm will commence its engagement effective with Viropro's Form 8K filed February 13, 2003 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any mattters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii)

(3)

See attached letter from Baum.

(b)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

Not applicable.

(c) Exhibits.

16.1  Letter of Resignation, Baum & Company, P.A., Certified Public Accountants

16.2  Letter indicating review of this Form 8K by Baum & Company, P.A., Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viropro, Inc.

(Registrant)

/s/ Hugh Johnson

--------------------------------------------------

Hugh Johnson, President

Dated:  April 21, 2003